                                                                    EXHIBIT 99.4

                           MAXTOR UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

       On April 2, 2001, Maxtor Corporation, a Delaware corporation ("Maxtor"), completed its business combination transaction with the hard disk drive business ("HDD") of Quantum Corporation, a Delaware corporation ("Quantum"). The merger was approved by stockholders of both companies on March 30, 2001. As of the effective time of the merger, each share of Quantum HDD common stock was converted into 1.52 shares of Maxtor common stock, and each outstanding Quantum HDD option assumed by Maxtor was converted into an option to purchase Maxtor common stock, with appropriate adjustment to the exercise price and share numbers in accordance with the exchange ratio. The merger was intended to qualify as a tax free reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and was accounted for as a purchase. A full description of the transaction is contained in the joint proxy statement/prospectus of Maxtor and Quantum dated March 1, 2001.

       The following Maxtor Unaudited Pro Forma Condensed Combined Financial Statements are presented to illustrate the effects of the merger on the historical financial position and operating results of Maxtor. The pro forma condensed combined statements were prepared as if the acquisition had been completed as of January 2, 2000 for statement of operations purposes and as of March 31, 2001 for balance sheet purposes. The pro forma condensed combined statements have been derived from, and should be read in conjunction with, the historical financial statements, including the notes thereto, of each of Maxtor and Quantum HDD. For Maxtor, those financial statements are included in Maxtor's quarterly report on Form 10-Q for the quarter ended March 31, 2001, and its annual report on Form 10-K for the fiscal year ended December 30, 2000, as amended, and are incorporated into this Form 8-K/A by reference. For Quantum HDD, those financial statements are included in Quantum's quarterly report on Form 10-Q for the quarter ended December 31, 2000 and annual report on Form 10-K for the fiscal year ended March 31, 2000, and are attached as exhibits to this Form 8-K/A and incorporated into this Form 8-K/A by reference. The Maxtor balance sheet at March 31, 2001 is combined with the Quantum HDD balance sheet at December 31, 2000. The Maxtor income statement for the year ended December 30, 2000 is combined with the Quantum HDD income statement for the twelve months ended December 31, 2000. The Maxtor income statement for the quarter ended March 31, 2001 is combined with the Quantum HDD income statement for the quarter ended December 31, 2000.

       The pro forma condensed combined statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase consideration, including estimated merger related costs, to the acquired assets and assumed liabilities of Quantum HDD. The final allocation of the purchase consideration will be based on comprehensive appraisals of the fair value of Quantum HDD's tangible assets acquired, liabilities assumed, identifiable intangible assets and goodwill at the time of the merger. As a result, the final allocation of costs related to the acquisition may differ significantly from that presented herein. The pro forma condensed combined statements of income exclude any potential benefits that might result from the acquisition due to synergies that may be derived and from the elimination of any duplicate costs.

       The pro forma condensed combined statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Maxtor would have been had the merger occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position. In addition, as described above, the pro forma condensed combined statements were prepared using Maxtor balance sheets as of different dates, and Maxtor income statements for different periods, than the Quantum HDD balance sheets and income statements with which they are combined. This is necessary because no Quantum HDD balance sheets or income statements as of a later date or for a later period are available. We are not involved in the preparation of the Quantum HDD financial statements for their fiscal year or quarter ended March 31, 2001, and it is possible that the pro forma condensed combined statements included herein would be materially different if they were prepared on the basis of more recent Quantum HDD financial statements.

           MAXTOR UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                AT MARCH 31, 2001
                                  (IN MILLIONS)

                                                                   Historical
                                                          ----------------------------
                                                                            Quantum
                                                                              HDD
                                                              Maxtor      December 31,   Pro Forma         Pro Forma
                                                          March 31, 2001      2000      Adjustments         Combined
                                                          --------------  ------------  -----------        ---------
ASSETS
    Current assets:
    Cash and cash equivalents .........................      $  180.2      $  425.5            --          $  605.7
    Marketable Securities .............................         168.4           4.7            --             173.1
    Accounts receivable, net ..........................         202.5         317.8            --             520.3
    Inventories, net ..................................         110.1         159.6      $   16.0 (A)         285.7
    Deferred taxes ....................................            --          88.9         (88.9)(D)            --
    Prepaid expenses and other ........................          39.8          43.3         (20.6)(L)          62.5
                                                             --------      --------      --------          --------
         Total current assets .........................         701.0       1,039.8         (93.5)          1,647.3
    Property, plant and equipment, net ................         188.5         148.5            --             337.0
    Goodwill and other intangible assets, net .........          41.8            --         546.4 (B)         588.2
    Other assets ......................................          14.0          35.7            --              49.7
                                                             --------      --------      --------          --------
         Total assets .................................      $  945.3      $ 1224.0      $  452.9          $2,622.2
                                                             ========      ========      ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Short-term borrowings, including current
    portion of long-term debt .........................      $   13.4      $    0.4            --          $   13.8
    Accounts payable ..................................         390.6         256.0                           646.6
    Accrued and other liabilities .....................         145.6         200.8      $   85.2 (C)         431.6
                                                             --------      --------      --------          --------
       Total current liabilities ......................         549.6         457.2          85.2           1,092.0
Deferred taxes ........................................            --          40.6         (40.6)(D)            --
Long-term debt ........................................          85.5         108.1            -- (E)         193.6
                                                             --------      --------      --------          --------
       Total liabilities ..............................         635.1         605.9          44.5           1,285.6
Total stockholders' equity ............................         310.2         618.1         408.3 (F)       1,336.6
                                                             --------      --------      --------          --------
    Total liabilities and stockholders' equity ........      $  945.3      $1,224.0      $  452.9          $2,622.2
                                                             ========      ========      ========          ========


See accompanying Notes to Maxtor Unaudited Pro Forma Condensed Combined Financial Statements.

                  MAXTOR UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2000
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                              HISTORICAL
                                                     -----------------------------
                                                         MAXTOR       QUANTUM HDD
                                                          YEAR       TWELVE MONTHS
                                                          ENDED          ENDED
                                                       DECEMBER 30,   DECEMBER 31,        PRO FORMA          PRO FORMA
                                                          2000           2000            ADJUSTMENTS          COMBINED
                                                     --------------  --------------      -----------         ---------
Net Revenues .....................................      $ 2,704.9      $ 3,284.9                 --          $ 5,989.8
Cost of revenues .................................        2,328.4        2,872.9                 --            5,201.3
                                                        ---------      ---------          ---------          ---------
Gross profit .....................................          376.5          412.0                 --              788.5
                                                        ---------      ---------          ---------          ---------
Operating expenses:
   Research and development ......................          235.0          239.7          $    34.1 (G)          508.8
   Selling, general and administrative ...........          110.5          168.4               20.0 (G)          298.9
   Amortization of goodwill and other
    intangible assets ............................            9.9             --              142.0 (H)          151.9
   Merger costs ..................................                           6.4               (6.4)(I)             --
                                                        ---------      ---------          ---------          ---------
      Total operating expenses ...................          355.4          414.5              189.7              959.6
                                                        ---------      ---------          ---------          ---------
Income (loss) from operations ....................           21.1           (2.5)            (189.7)            (171.1)
Interest and other income, net ...................           12.4           17.9                 --               30.3
                                                        ---------      ---------          ---------          ---------
Income (loss) before income taxes ................           33.5           15.4             (189.7)            (140.8)
Provision for income taxes .......................            1.7            5.7                5.7 (J)           13.1
                                                        ---------      ---------          ---------          ---------
Net income (loss) ................................      $    31.8      $     9.7          $  (195.4)         $  (153.9)
                                                        =========      =========          =========          =========
Net income (loss) share -- basic .................      $    0.28      $    0.12                             $   (0.66)(K)
Net income (loss) per share -- diluted ...........      $    0.27      $    0.11                             $   (0.66)(K)
Shares used in per share calculation --
basic  ...........................................          113.4           80.7               39.9              234.0
Shares used in per share calculation --
 diluted .........................................          119.1           85.8               29.1              234.0


See accompanying notes to Maxtor Unaudited Pro Forma Condensed Combined Financial Statements.

                  MAXTOR UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                         HISTORICAL
                                                 ---------------------------
                                                    MAXTOR       QUANTUM HDD
                                                 THREE MONTHS   THREE MONTHS
                                                   MARCH 31,     DECEMBER 31,     PRO FORMA          PRO FORMA
                                                      2001           2000        ADJUSTMENTS         COMBINED
                                                 ------------   ------------     -----------         ---------
Net Revenues ................................      $   630.8      $   708.6              --          $ 1,339.4
Cost of revenues ............................          541.8          604.6              --            1,146.4
                                                   ---------      ---------       ---------          ---------
Gross profit ................................           89.0          104.0              --              193.0
                                                   ---------      ---------       ---------          ---------
Operating expenses:
   Research and development .................           59.0           66.5       $     0.8 (G)          126.3
   Selling, general and administrative ......           27.4           39.7             0.4 (G)           67.5
   Amortization of goodwill and other
    intangible assets .......................            2.5             --            36.0 (H)           38.5
   Merger costs .............................             --            6.4            (6.4)(I)             --
                                                   ---------      ---------       ---------          ---------
      Total operating expenses ..............           88.9          112.6            30.8              232.3
                                                   ---------      ---------       ---------          ---------
Income (loss) from operations ...............            0.1           (8.6)          (30.8)             (39.3)
Interest and other income, net ..............            1.5            3.7              --                5.2
                                                   ---------      ---------       ---------          ---------
Income (loss) before income taxes ...........            1.6           (4.9)          (30.8)             (34.1)
Provision for (benefit from) income taxes ...            0.2           (1.6)            4.6 (J)            3.2
                                                   ---------      ---------       ---------          ---------
Net income (loss) ...........................      $     1.4      $    (3.3)      $   (35.4)         $   (37.3)
                                                   =========      =========       =========          =========
Net income (loss) share -- basic ............      $    0.01      $   (0.04)                         $   (0.16)(K)
Net income (loss) per share -- diluted ......      $    0.01      $   (0.04)                         $   (0.16)(K)
Shares used in per share calculation --
basic .......................................          114.9           83.1            37.5              235.5 (K)
Shares used in per share calculation --
diluted .....................................          118.9           83.1            33.5              235.5 (K)


See accompanying notes to Maxtor Unaudited Pro Forma Condensed Combined Financial Statements.

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

1.     BASIS OF PRO FORMA PRESENTATION

       On October 4, 2000, Maxtor and Quantum announced their agreement to merge Maxtor and Quantum HDD in a transaction to be accounted for as a purchase, with Maxtor treated as the acquiror. Under the terms of the merger, 1.52 shares of Maxtor common stock were exchanged for each outstanding share of Quantum HDD common stock at the closing date of the merger, April 2, 2001, resulting in the issuance of approximately 121.1 million shares of Maxtor common stock. In addition, Maxtor assumed certain outstanding Quantum HDD common stock options as provided in the merger agreement and a subsequent agreement between the parties. The purchase consideration was based on the actual shares of common stock and options issued by Maxtor in exchange for the actual number of shares of Quantum HDD common stock and Quantum HDD options outstanding on the completion of the merger on April 2, 2001. The average market price per share of Maxtor common stock of $9.40 was based on the average closing market price as of October 4, 2000, the date the proposed merger was announced, and for the two trading days prior to and two trading days subsequent to October 4, 2000. The options for 13,142,573 shares, at an adjusted weighted-average exercise price of $4.86, were valued by applying the Black-Scholes valuation model.

       The purchase consideration is estimated as follows (in millions):

Common Stock ..............................      $1,133.5
Assumption of Quantum HDD options .........         107.1
Estimated transaction expenses ............          25.0
                                                 --------
        Total consideration ...............      $1,265.6
                                                 ========

       The preliminary purchase price allocation, which is subject to change based on Maxtor's final analysis, is as follows (in millions):

       Purchase Price Allocation:

Tangible assets acquired .......................      $1,151.1
Intangible assets acquired:
    Core and other existing technology .........         286.1
    Assembled workforce ........................          65.8
    Goodwill ...................................         194.5
Deferred compensation ..........................          58.0
In-process research and development ............         140.5
Liabilities assumed ............................        (565.3)
Merger and restructuring costs .................         (65.0)
                                                      --------
    Total consideration ........................      $1,265.6
                                                      ========

       A portion of the purchase price has been allocated to developed technology and acquired in-process research and development. Developed technology and in-process research and development were identified and preliminarily valued through analysis of data provided by Quantum HDD concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The income approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and in-process research and development. Where developmental projects had reached technological feasibility, they were classified as developed technology, and the value assigned to developed

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
               CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

technology was capitalized. Where the developmental projects had not reached technological feasibility and had no future alternative uses, they were classified as in-process research and development and will be charged to expense upon closing of the merger.

       Quantum HDD is currently developing new products that qualify as in-process research and development in multiple product areas. For the purposes of determining which projects qualified as in-process research and development, technological feasibility is defined as being equivalent to completion of design verification testing, when the design is finalized and ready for pilot manufacturing. The following is a general description of in-process research and development efforts: current engineering efforts are focused on developing new products, integrating new technologies, improving designs to enable manufacturing efficiencies, improving product performance and integrating multiple functions into single components and multiple components into modules. The principal products to which research and development efforts are directed are as follows: Self Servo-writer technology, Desktop, High End, Core Technology and other identified projects. There is a risk that these developments will not be competitive with other products using alternative technologies that offer comparable functionality. The preliminary analysis of research and development projects was conducted as of April 2, 2001.

       Self Servo-writer Technology: Quantum HDD's Self Servo-writer technology is being developed to write servo tracks onto the disk media during the manufacturing process, replacing the need to purchase and use servo writer equipment. Quantum HDD expects the development cycle for the current research and development project with respect to the Self Servo-writer technology to continue for another 6 months, with expected completion dates in the fourth quarter of the calendar year 2001. The development cycle is approximately 85% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycles.

       Desktop: Quantum HDD's core technology development efforts support the development of 3.5 inch hard disk drive. Quantum HDD expects the development cycle for the current research and development project with respect to the Desktop technology to continue for another 5 months, with expected completion dates in the third quarter of the calendar year 2001. The development cycle is approximately 75% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycles.

       High End: Quantum HDD's High End development efforts support future generation high end hard disk drives. Quantum HDD expects the development cycle for the current research and development project with respect to the High End technology to continue for another 21 months, with expected completion dates in the first quarter of the calendar year 2003. The development cycle is approximately 40% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycles.

       Core Technology: Quantum HDD's core technology development efforts support future generation hard disk drives. Quantum HDD expects the development cycle for the current research and development project with respect to these products to continue for another 21 months with expected completion dates in the first quarter of the calendar year 2003. The development cycle is approximately 44% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycle.

       The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Quantum HDD and its competitors. The rates utilized to discount the net cash flows to their present value are based on

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
               CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Quantum HDD weighted average cost of capital. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, the weighted average cost of capital was adjusted. Based on these factors, a discount rate of 23% for High End and Desktop and other identified projects and a discount rate of 28% for Core Technology and Self Servo-Writer Technology were deemed appropriate. The preliminary estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. The preliminary assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results. Following are the estimated completion percentages with respect to the current research and development efforts and technology lives:

                                    Percent              Expected
                                   Completed          Technology Life
                                   ---------          ---------------
Self-Servo writer                       85%               3 years
Desktop                                 75%               4 years
High End                                40%               4 years
Core Technology                         44%               6 years
Other identified projects            55-80%               4 years

       The preliminary values assigned to each acquired in-process research and development project were as follows (in millions):

Self-servo writer                       $ 47.7
Desktop                                   44.7
High End                                  18.2
Core technology                           16.0
Other identified projects                 13.9
                                        ------
                                        $140.5
                                        ======

       Due to their non-recurring nature, the effects of recording acquired in-process research and development, adjustment to inventory value and write off of tax opinion insurance policy premium have been excluded from the pro forma statements of operations. However, they are reflected in the pro forma balance sheet.

2.     PRO FORMA ADJUSTMENTS

       The pro forma statements give effect to the allocation of the total purchase consideration to the assets and liabilities of Quantum HDD based on their respective fair values and to the amortization of the fair value over the respective useful lives. The following pro forma adjustments have been made to the Maxtor Unaudited Pro Forma Condensed Combined Financial Statements:

       (A) To adjust inventories to the estimated fair values. The book values of all other tangible assets acquired are estimated to approximate their fair values.

       (B) To adjust goodwill and other intangible assets to the estimated fair value, comprising core and other existing technology of $286.1 million, assembled workforce of $65.8 million and goodwill of $194.5 million.

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
               CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

       (C) To record estimated employee related and other restructuring costs and merger related fees comprising (in millions):

Severance costs ........................               $40.0
Facilities and other costs .............                25.0
Financial advisory fees ................                15.2
Professional fees ......................                 5.0
                                                       -----
                                                       $85.2
                                                       =====

     Severance costs relate to severance salaries and outplacement costs incurred to terminate approximately 570 employees, consisting of 340 domestic and 230 international. Maxtor expects to pay out $17.0 million of the severance costs over the first 3 months after closing of the acquisition and $23.0 million in the 9 months thereafter.

       (D) To eliminate the deferred tax assets and liabilities recorded by Quantum HDD as these amounts are not expected to be realizable.

       (E) The fair value of all debts and liabilities are assumed to approximate their book values.

       (F) To eliminate Quantum HDD's historical stockholders' equity, record the purchase consideration of $1,240.6 million, write off of tax opinion insurance policy premium of $15.7 million, reduce stockholders' equity for in-process research and development costs of $140.5 million, and deferred compensation of $58.0 million. The pro forma combined stockholders' equity, after appropriate reclassifications, comprises the following (in millions):

Common stock, $0.01 par value .................................     $    2.4
Additional paid-in capital ....................................      2,304.4
Deferred compensation .........................................        (58.0)
Accumulated deficit ...........................................       (914.9)
Cumulative other comprehensive income:
   Unrealized gain on investment in equity securities .........          2.7
                                                                    --------
      Total stockholders' equity ..............................     $1,336.6
                                                                    ========

       (G) To record amortization of deferred compensation charges related to the unvested options and restricted stocks assumed in the merger.

       In connection with the merger, Maxtor issued stock options to Quantum HDD employees transferred to Maxtor equal in value (intrinsic value measured based on market value on April 2, 2001) to the options and restricted stock held by such employees. The value attributable to the unvested portion of such options is recorded as deferred compensation and amortized to expenses over the vesting period.

       In addition, Quantum DSS issued restricted DSS stock to transferred HDD employees in exchange for the fair value of DSS options held by such employees. A portion of the acquisition purchase price has been allocated to this deferred compensation and is amortized to expenses over the vesting period as vesting of these restricted DSS stocks are subject to continued employment at Maxtor.

       Deferred compensation for stock options and restricted stock issued by Maxtor is calculated based on the number of stock options and shares of restricted stocks outstanding at April 2, 2001 and amortized using the straight line method, over the remaining vesting period ranging from one to three years. Deferred compensation for Quantum DSS stock

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
               CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

options held by transferred Quantum HDD employees is amortized according to the vesting schedule in the merger agreement; 50% is amortized in the first quarter subsequent to consummation and the remaining 50% is amortized ratably over one year subsequent to the merger.

       The following table illustrates the deferred stock compensation and charges relating to each class of stock in the year ended December 30, 2000 and March 31, 2001 (in millions):

                                                                                                 EXPENSE IN
                                                                                                   THREE
                                                                                                   MONTHS
                                                     NUMBER OF                    EXPENSE IN        ENDED
                                                      SHARES        DEFERRED     DECEMBER 30,     MARCH 31,
                                                      ASSUMED     COMPENSATION       2000           2001
                                                     ---------    ------------   ------------    ----------
                                                                         (IN MILLIONS)
ISSUED BY MAXTOR

Unvested options ............................            4.7          $ 5.8          $ 2.9          $ 0.6

Unvested restricted stock ...................            0.5            3.5            2.5            0.6
                                                                      -----          -----          -----

                                                                      $ 9.3          $ 5.4          $ 1.2
                                                                      =====          =====          =====

ISSUED BY QUANTUM DSS

Restricted DSS shares issued in
exchange for unvested DSS options
held by HDD employees transferred to
Maxtor* .....................................           11.8          $44.7          $44.7             --

Unvested DSS restricted stocks held
by HDD employees transferred to Maxtor ......            0.3            4.0            4.0             --
                                                                      -----          -----          -----

                                                                       48.7           48.7             --
                                                                      -----          -----          -----

                                                                      $58.0          $54.1          $ 1.2
                                                                      =====          =====          =====

----------
* Number of restricted DSS shares issued and deferred compensation is calculated based on number of unvested DSS options held by HDD employees transferred to Maxtor and market value of DSS stock at April 2, 2001.

(H) To record the amortization of goodwill and other identifiable intangible assets related to the merger as if the transaction occurred on January 2, 2000. Goodwill is amortized over five years and other intangible assets are generally amortized over three to five years.

(I) To eliminate the Maxtor-Quantum HDD merger expenses recorded by Quantum HDD that were primarily associated with employee retention, legal, accounting and financial advisory fees.

(J) To eliminate the income tax benefit recorded by Quantum which arises from the pre-tax loss generated in the United States. The pro forma presentation assumes that the combined company will incur income taxes for income generated in foreign jurisdictions.

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
               CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(K) Shares used to calculate pro forma basic and diluted loss per share were determined by adding the unrestricted shares assumed to be issued in exchange for the outstanding Quantum HDD shares to Maxtor's weighted average shares outstanding. Shares used to calculate pro forma diluted earnings per share exclude the anti-dilutive effects of Maxtor's stock options. The shares so determined also do not include any equivalent shares for the portion of Quantum's convertible subordinated notes that Maxtor is obligated to reimburse to Quantum under the merger agreement. Following the merger, each $1,000 principal amount of the notes will be convertible into 21.587 shares of Quantum DSS common stock and 16.405 shares of Maxtor common stock, with a maximum of 4,716,676 shares of Maxtor common stock being issuable upon conversion of all notes.

(L) To write-off merger related prepaid expenses and tax opinion insurance policy premium recorded as prepaid expense by Maxtor Corporation.